EXHIBIT 2

IDENTIFICATION AND CLASSIFICATION OF MEMBERS OF THE GROUP

SC Fundamental Value Fund, L.P

SC Fundamental LLC

Peter M. Collery

Neil H. Koffler

John T. Bird

David A. Hurwitz